SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            US GLOBAL NANOSPACE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                    Delaware                                   13-3720542
------------------------------------------------          --------------------
(State or other jurisdiction of incorporation or            (I.R.S. Employer
organization)                                              Identification No.)

      2533 North Carson Street, Suite 5107
               Carson City, Nevada                                89706
--------------------------------------------------         ---------------------
    (Address of principal executive offices)                    (Zip Code)


         US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan
    ------------------------------------------------------------------------
                            (Full title of the plan)

                                  John Robinson
                      2533 North Carson Street, Suite 5107
                            Carson City, Nevada 89706
    ------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (775) 841-3246
    ------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED(1)           SHARE(2)              PRICE(2)        REGISTRATION FEE(3)
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Common Stock                 15,000,000              $0.25                   $3,750,000              $475.12
-------------------------------------------------------------------------------------------------------------
TOTAL                        15,000,000              $0.25                   $3,750,000              $475.12
-------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under this US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's common stock as reported by the Over-The-Counter Bulletin Board on August 16, 2004.

(3) Calculated pursuant to General Instruction E on Form S-8.

                        GENERAL INSTRUCTION E INFORMATION

      This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

      The contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 26, 2002 (File No. 333-97213) is hereby incorporated by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the employees, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to Part I of Form S-8. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                      CONTROL SECURITIES REOFFER PROSPECTUS

      The material which follows constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with reoffers and resales of control securities acquired under the US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan.

                                   PROSPECTUS

                            US GLOBAL NANOSPACE, INC.

                        1,685,932 SHARES OF COMMON STOCK

      This prospectus relates to the proposed resale from time to time of up to 1,685,932 shares of common stock by the selling stockholders whose names are set forth in this prospectus.

      We will not receive any of the proceeds from the sale of these securities by the selling stockholders. However, if options must be exercised in order to purchase shares of common stock registered under this registration statement, we will receive the option exercise price.

      Our common stock currently is listed on the OTC Bulletin Board under the symbol USGA.

      The selling stockholders may sell their common stock by means of this prospectus and any applicable prospectus supplement or they may decide to sell them by other means, including pursuant to Rule 144, however they are not obligated to sell their common stock at all. The selling stockholders may sell their common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling stockholders may sell their common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling stockholders will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of the common stock. The selling stockholders and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

      AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 2 OF THIS PROSPECTUS.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is August 23, 2004.

                                TABLE OF CONTENTS

The Company                                                                    1
Risk Factors                                                                   2
Use of Proceeds                                                                7
Selling Stockholders and Plan of Distribution                                  7
Interests of Named Experts and Counsel                                         9
Where You Can Find More Information                                            9
Incorporation of Certain Documents by Reference                                9
Forward-Looking Statements                                                    10
Disclosure of Commission Position on Indemnification
     For Securities Act Liabilities                                           11

                                   THE COMPANY

      US Global Nanospace, Inc. (formerly US Global Aerospace, Inc.), referred to in this prospectus as "USGN", "we", "us" or "our", is a nanotechnology company that specializes in identifying, developing, and commercializing advanced products the core technologies of which are primarily nanoscience derived. These products include optimized polymer and organic materials and nanofibers to produce variable threat armor solutions, advanced filtration systems for air, water and cigarettes, biological and chemical decontaminants, and blast mitigation and fire protection materials. We are currently focusing our efforts on licensing and marketing the products we have developed for threat reduction and health and safety applications. Our target customers for these materials, formulas, and processes include agencies and/or organizations under the direct control of the federal government of the United States, domestic and foreign businesses and foreign government agencies and/or organizations, to the extent permitted by applicable law or regulation.

      Many of our products incorporate optimized polymer or organic nanofibers up to one micron in size. Our products, some of which are still being developed, include the following:

      o airborne pathogen and allergen air filter and purification systems for use in commercial, industrial and vehicle/aircraft applications;

      o     a toxin reducing biodegradable cigarette filter;

      o a non-toxic, environmentally friendly biological and chemical decontamination formula for use in remediation of terrorist attacks, industrial accidents or naturally occurring pathogenic threats;

      o nanoparticles and nanofibers of metals, metallic oxides, polymers and organics, for light weight armor systems and various other applications; and

      o blast mitigation and fire blocking or containment materials for defense, commercial, and industrial application.

      Effective July 21, 2003, the Company changed its name from US Global Aerospace, Inc. to US Global Nanospace, Inc.

         Our principal executive offices are located at 2533 North Carson Street, Suite 5107, Carson City, Nevada 89706. Our telephone number is (775) 841-3246. Our website can be found at http://www.usgn.com. The information included on our website is not a part of this prospectus.

                                  RISK FACTORS

      AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, INCLUDING OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED INTO THIS PROSPECTUS BY REFERENCE, BEFORE YOU DECIDE TO ACQUIRE OUR SECURITIES. IF YOU DECIDE TO ACQUIRE OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE HAD LIMITED OPERATIONS TO DATE, THEREFORE YOU HAVE NO BASIS ON WHICH TO DETERMINE IF OUR BUSINESS CAN BE SUCCESSFUL. IF WE ARE NOT SUCCESSFUL, YOUR SECURITIES MAY BECOME WORTHLESS.

      We are a development stage company and, to date, we have had limited operations. During the fiscal year ended March 31, 2004, we had a net loss of $7,285,341 and on that date our liabilities exceeded our assets by $3,061,610. Our auditor, Grobstein, Horwath & Company LLP, has issued a "going concern" opinion for our financial statements at March 31, 2004. In that opinion, the auditor noted that we have generated limited revenues and that attainment of profitable operations is dependent upon obtaining adequate financing to fulfill our development activities. These factors raise substantial doubt about our ability to continue as a going concern. If we are unsuccessful in developing and selling our products, your securities may become worthless.

SOME OF OUR PRODUCTS ARE STILL BEING DEVELOPED AND, AS YET, THEY ARE UNPROVEN, THEREFORE, WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL. IF WE ARE NOT SUCCESSFUL, THE SECURITIES YOU ACQUIRE MAY BECOME WORTHLESS.

      Our current business model depends on generating revenue through sales of our products. These products are in varying stages of development and testing. Our products have not been proven. If we cannot successfully develop and prove our products, we may not become profitable and the securities you acquire may become worthless.

THE SUCCESS OF OUR BUSINESS REQUIRES CONTINUED FUNDING. IF WE DO NOT RECEIVE ADEQUATE FUNDING, THE SECURITIES YOU ACQUIRE MAY BECOME WORTHLESS.

      Our ability to continue in existence and to develop our business depends upon our ability to obtain funding for our operations. If we do not receive adequate funding, it is unlikely that we could continue our business, in which case you would lose your entire investment.

THE SUCCESS OF OUR BUSINESS REQUIRES ACCEPTANCE OF OUR PRODUCTS IN THE MARKETPLACE. IF A DEMAND FOR OUR PRODUCTS DOES NOT DEVELOP, OUR BUSINESS WILL BE UNSUCCESSFUL AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

      The use of nanotechnology is a novel and unproven business model, which may not be successful and will ultimately depend on demand for our products. Our ability to grow and sustain our business is dependent upon our ability to gain significant acceptance of our products, primarily in the defense and homeland security markets. Without significant acceptance in these markets, we will not be able to achieve and sustain profitable operations and your securities will likely become worthless. At this time it is impossible for us to predict the degree to which demand for our products will evolve or whether any potential market will be large enough to provide any meaningful revenue or profit for us.

WE ARE SUBJECT TO THE RISKS AND UNCERTAINTIES INHERENT IN NEW BUSINESSES. OUR FAILURE TO PLAN OR FORECAST ACCURATELY COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR DEVELOPMENT, WHICH MAY CAUSE THE VALUE OF YOUR SECURITIES TO DECLINE SUBSTANTIALLY OR BECOME WORTHLESS.

We are subject to the risks and uncertainties inherent in new businesses, including the following:

      o Our projected capital needs may be inaccurate, and we may not have enough money to develop our products and bring them to market;

      o We may experience unanticipated development or marketing expenses, which may make it more difficult to develop our products and bring them to market;

      o Even if we are able to develop our products and bring them to market, we may not earn enough revenue from the sales of our products to cover the costs of operating our business.

If, because of our failure to plan or project accurately, we are unsuccessful in our efforts to develop our products or if the products we provide do not produce revenues as we project, we are not likely to ever become profitable and we may be required to curtail some or all of our operations. In that event, the value of your investment could decline substantially or become worthless.

WE WILL CONTINUE TO NEED MONEY TO FUND FUTURE OPERATIONS. IF WE DO NOT RECEIVE ADEQUATE FINANCING WE WOULD BE UNABLE TO CONTINUE OUR OPERATIONS AND YOUR SECURITIES WOULD BECOME WORTHLESS.

      Until we are able to generate significant revenues from the sale of our products, we will require financing for our operations. We cannot assure you that funds will be available to us on favorable terms, or at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our stockholders. Unavailability of funds could have a material adverse effect on our ability to continue our operations. If we were not able to continue our operations, your securities will become worthless.

WE ARE DEPENDENT FOR OUR SUCCESS ON OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER, MR. JOHN ROBINSON. THE LOSS OF MR. ROBINSON'S SERVICES WOULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONS, AND ON THE VALUE OF YOUR SECURITIES.

      Our future success will depend, to a significant degree, on the continued services of our Chairman and Chief Executive Officer, Mr. John Robinson. We do not have, and currently we do not intend to acquire, key-man life insurance on the life of Mr. Robinson. The loss of Mr. Robinson's services would have a material adverse effect on our business and operations.

OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE NEGATIVELY IMPACTED IF DEMAND FOR OUR PRODUCTS IS LESS THAN WE ANTICIPATE. AS A RESULT, THE VALUE OF YOUR SECURITIES MAY DECLINE.

Our growth depends on our ability to successfully develop and market our products. The development and marketing of our products is dependent on a number of factors, including our ability to:

      o     recruit and maintain a base of qualified scientists and engineers;

      o initiate, develop and sustain corporate and government relationships;

      o attract, hire, integrate and retain qualified sales and sales support employees; and

      o     accurately assess the demands of the market.

      Demand for our products might be less than we anticipate, or we may not be successful in recruiting and maintaining the personnel we need to develop and sell our products. In either case, our business, operating results and financial condition could be negatively impacted and the value of your securities may decline.

WE ARE DEPENDENT ON PROPRIETARY TECHNOLOGY, WHICH WE MAY NOT BE ABLE TO ADEQUATELY PROTECT. ADDITIONALLY, THIRD PARTIES MAY ALLEGE THAT WE INFRINGE ON THEIR INTELLECTUAL PROPERTY. IF WE WERE TO BECOME INVOLVED IN LITIGATION, IT WOULD BE COSTLY AND WOULD DIVERT MANAGEMENT'S ATTENTION FROM OUR BUSINESS OPERATIONS. THIS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND ON THE VALUE OF YOUR SECURITIES.

      We rely on a combination of trade secret and patent laws, nondisclosure and other contractual and technical measures to protect our proprietary rights in our products. However, we cannot assure you that these provisions will be adequate to protect our proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Although we believe that our intellectual property rights do not infringe upon the proprietary rights of third parties, a competitor may claim that we have infringed on its products. Any litigation relating to our intellectual property could result in substantial expense to us and result in significantly diverting our technical and management personnel from their routine activities. This could have an adverse effect on our business and the value of your securities.

WE HAVE NOT PAID CASH DIVIDENDS AND IT IS UNLIKELY THAT WE WILL PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

      We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. You should not expect to receive cash dividends on our common stock.

WE HAVE THE ABILITY TO ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WITHOUT ASKING FOR STOCKHOLDER APPROVAL, WHICH COULD CAUSE YOUR INVESTMENT TO BE DILUTED.

      On January 14, 2004, our Board of Directors adopted and approved an amendment to our Articles of Incorporation to increase our common stock from 100,000,000 shares to 300,000,000 shares. The power of the Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock may have the effect of further diluting your investment.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST.

      We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our management will also have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

A MAJORITY OF OUR CAPITAL STOCK IS OWNED BY OUR EXECUTIVE OFFICERS AND DIRECTORS, WHICH WILL ALLOW THEM TO CONTROL THE OUTCOME OF MATTERS SUBMITTED TO OUR STOCKHOLDERS FOR A VOTE.

      As of the date of this prospectus, management owns the majority of our issued and outstanding shares of capital stock. Because management owns a majority of the capital stock, management will retain the ability to elect a majority of the Board of Directors and thereby control our management. Although they are under no obligation to do so, if our executive officers and directors (and their affiliates) were to vote together, they would also have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. This concentration of ownership may have the effect of delaying or preventing a change of control, even if a change of control would benefit stockholders.

THERE IS NO ACTIVE PUBLIC MARKET FOR OUR SECURITIES, SO YOU MAY NOT BE ABLE TO LIQUIDATE YOUR SECURITIES IF YOU NEED MONEY.

      Trading of our common stock is sporadic. We cannot guarantee that an active market for our common stock will develop or be sustained soon. You may not be able to liquidate our securities if you need money.

OUR ARTICLES OF INCORPORATION PERMIT US TO ISSUE SHARES OF PREFERRED STOCK. BY ISSUING PREFERRED STOCK, WE MAY BE ABLE TO DELAY, DEFER OR PREVENT A CHANGE OF CONTROL.

      Our Amended and Restated Certificate of Incorporation permits us to issue 10,000,000 shares of preferred stock. Our Amended and Restated Certificate of Incorporation also permits our Board of Directors to determine the right, preferences, privileges and restrictions granted to, or imposed upon, the preferred stock and to fix the number of shares constituting any series and the designation of such series without further action by our stockholders.

      Depending on the rights, preferences and privileges granted when the preferred stock is issued, it may have the effect of delaying, deferring or preventing a change in control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock.

WE ARE SUBJECT TO THE PENNY STOCK RULES AND THESE RULES MAY ADVERSELY AFFECT TRADING IN OUR COMMON STOCK.

      Our common stock is a "low-priced" security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock and increases transaction costs for sales and purchases of our common stock as compared to other securities.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from this offering. If any of the selling stockholders were to exercise an option to acquire the common stock sold pursuant to this resale prospectus, we would receive the option exercise price. As of the date of this prospectus, no options have been granted pursuant to the US Global Nanospace, Inc. 2002 Amended and Restated Stock Plan, however, in the future, we may grant options from this plan.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

      All of the common stock registered for sale under this prospectus will be owned prior to the offer and sale of such shares by our current or former employees, officers, directors, consultants and/or advisors (the "selling stockholders"). All of the shares owned by the selling stockholders were acquired by them pursuant to the US Global Nanospace, Inc. 2002 Amended and Restated Stock Plan. The names of the selling stockholders are set forth below.

      We are registering the common stock covered by this prospectus for the selling stockholders. As used in this prospectus, "selling stockholders" includes the pledgees, donees, transferees or others who may later hold the selling stockholders' interests. We will pay the costs and fees of registering the common shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock.

      The selling stockholders may sell their common stock by means of this prospectus and any applicable prospectus supplement or they may decide to sell them by other means, including pursuant to Rule 144, however they are not obligated to sell their common stock at all. The selling stockholders may sell their common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling stockholders may sell their common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling stockholders will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of the common stock. The selling stockholders and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

      Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. If we are required to supplement this prospectus or post-effectively amend the registration statement to disclose a specific plan of distribution of the selling stockholder, the supplement or amendment will describe the particulars of the plan of distribution, including the shares of common stock, purchase price and names of any agent, broker, dealer, or underwriter or arrangements relating to any such an entity or applicable commissions.

      Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, no person engaged in the distribution of the shares may simultaneously engage in market making activities with respect to our common stock for a restricted period before the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act and the associated rules and regulations under the Securities Exchange Act, including Regulation M, the provisions of which may limit the timing of purchases and sales of the shares by the selling stockholders.

      We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares.

      Additional information related to the selling stockholders and the plan of distribution may be provided in one or more supplemental prospectuses.

      The following table sets forth the names of the selling stockholders who may sell their shares pursuant to this prospectus. The selling stockholders have, or within the past three years have had, positions, offices or other material relationships with us or with our predecessors or affiliates. The following table also sets forth certain information as of the date of this prospectus, to the best of our knowledge, regarding the ownership of our common stock by the selling stockholders and as adjusted to give effect to the sale of all the common stock offered by the selling stockholders pursuant to this prospectus.

                                   SHARES              SHARES                SHARES            PERCENTAGE
          SELLING              HELD BEFORE THE          BEING            HELD AFTER THE     OWNED AFTER THE
        SHAREHOLDER               OFFERING             OFFERED              OFFERING            OFFERING
Julie Seaman                      1,870,329            580,404             1,289,925             1.45%
Director, Chief
Financial Officer

John Robinson                    47,332,849           1,105,528            46,277,321            51.84%
Director, Chief Executive
Officer

           TOTAL                 49,203,178           1,685,932            47,517,246            53.29%

(1) Based on 89,259,649 shares outstanding as of August 23, 2004.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

      Richardson & Patel LLP has given an opinion regarding certain legal matters in connection with this offering of our securities. Both Richardson & Patel LLP and its principles have accepted our common stock in exchange for services rendered to us in the past and, although they are under no obligation to do so, they may continue to accept our common stock for services rendered to us. As of the date of this prospectus, Erick E. Richardson, a principle of Richardson & Patel LLP, owns 71,430 shares of our common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is part of a Registration Statement on Form S-8 that we filed with the Securities and Exchange Commission (the "SEC"). We omitted certain information in the Registration Statement from this prospectus in accordance with the rules of the SEC. We file our annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 if you pay certain fees. You can call the SEC at 1-800-732-0330 for further information about the operation of the Public Reference Room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

      The following documents filed with the SEC is incorporated by reference into this prospectus:

      (1) our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004 that we filed on July 14, 2004.

      (2) our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 that we filed on August 23, 2004.

      All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed documents which is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or ANY prospectus supplement.

      We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, except for exhibits that are incorporated by reference). You should direct any requests for documents to US Global Nanospace, Inc., 2533 North Carson Street, Suite 5107, Carson City, Nevada 89706, telephone
(775)-841-3246.

                           FORWARD LOOKING STATEMENTS

      This prospectus contains forward-looking statements that involve risks and uncertainties. These are statements regarding financial and operating performance and results and other statements that are not historical facts. The words "expect," "project," "estimate," "believe," "anticipate," "intend," "plan," "forecast," and similar expressions are intended to identify forward-looking statements. Certain important risks could cause results to differ materially from those anticipated by some of the forward-looking statements. Some, but not all, of the risks that could cause actual results to differ from those suggested by the forward-looking statements include those included in the section of this prospectus titled "Risk Factors" as well as the following:

      o the loss of the services of any member of our management team and, in particular, the loss of the services of John Robinson, our Chairman and Chief Executive Officer;

      o our ability to successfully market the products we have developed and to continue to develop products with demonstrated competitive advantages for the defense and homeland security markets;

      o whether or not our products are able to compete successfully with products of other suppliers and whether or not some or all of our products are rendered obsolete by newer products;

      o the implementation of any government regulation that could make it more difficult or more costly to bring our products to market;

      o     our ability to obtain financing as and when we need it; and

other factors, all of which are difficult to predict and many of which are beyond our control.

      You are cautioned not to place undue reliance on these forward-looking statements, which relate only to events as of the date on which the statements are made. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

      In addition, our Certificate of Incorporation and our bylaws provide that we must, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify our directors, officers and employees, and persons serving, at our request, in such capacities in other business enterprises including, for example, our subsidiaries, including those circumstances in which indemnification would otherwise be discretionary.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            (a) The Registrant incorporates by reference into this Registration Statement its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004, filed by the Registrant with the Securities and Exchange Commission on July 14, 2004, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

            (b) The Registrant's authorized capital consists of 300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Holders of shares of common stock are entitled to one vote per share at all meetings of stockholders. Stockholders are not permitted to cumulate votes in the election of directors. All shares of common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of common stock. In the event of liquidation, dissolution or winding up of the Registrant, holders of the common stock will be entitled to receive on a pro rata basis all assets of the Registrant remaining after satisfaction of all liabilities and preferences of the outstanding preferred stock, if any.

            (c) In addition to the above, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

            Not applicable. The securities to be registered are registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") permits indemnification of officers and directors as follows:

            (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

            (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

            (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

            (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

            Pursuant to Article Eighth of the Registrant's Amended and Restated Certificate of Incorporation, no director is personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law under Section 174 of the Delaware General Corporation Law or for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation Law is amended in the future eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

            Pursuant to Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation, the Registrant shall indemnify, in the manner and to the fullest extent permitted by law, each person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper under the circumstances. The Registrant may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability that may be asserted against such person. As permitted by law, this indemnity shall include expenses (including attorney's fees), judgments, fines and amounts paid in settlement and, in the manner provided by law, any such expense shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding. This indemnity does not limit the right of the Registrant to indemnify any other person for any such expenses to the fullest extent permitted by law, nor is it exclusive of any other rights to which any person seeking indemnification from the Registrant may be entitled to under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. This indemnity shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

            Article VII of the Registrant's bylaws states that the Registrant shall indemnify any person in accordance with Section 145 of the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8. EXHIBITS.

            5.    Opinion regarding legality (including consent)
            10. US Global Nanospace, Inc. 2002 Amended and Restated 2002 Stock Plan, as amended on June 2, 2004
            23.1  Consent of Grant Thornton LLP
            23.2  Consent of Grobstein, Horwath & Company LLP

ITEM 9. UNDERTAKINGS

            (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) 0f the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, State of Nevada on the 23rd day of August 2004.

                                US GLOBAL NANOSPACE, INC.



                                By:/s/ John Robinson
                                   ---------------------------------------------
                                   John Robinson, Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

August 23, 2004

                                            /s/ John Robinson
                                            ---------------------------------
                                            John Robinson, Director and Chief
                                            Executive Officer

August 23, 2004

                                            /s/ Julie Seaman
                                            ---------------------------------
                                            Julie Seaman, Director and Chief
                                            Financial Officer